Exhibit 5.2

[DAVIS POLK & WARDWELL LETTERHEAD]

April 5, 2007

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Westar Energy, Inc., a Kansas corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of the Company’s (i) senior debt securities and subordinated debt securities (together, the “Debt Securities”), that may be fully and unconditionally guaranteed by one or more subsidiaries of the Company (together, the “Guarantors”), (ii) first mortgage bonds (“First Mortgage Bonds”), (iii) shares of preferred stock, without par value (the “Preferred Stock”), (iv) shares of preference stock, par value to vary depending on the series (“Preference Stock”), (v) shares of Common Stock, $5.00 par value (the “Common Stock”), (vi) warrants to purchase Debt Securities, First Mortgage Bonds, Preferred Stock, Preference Stock, Common Stock or other securities or rights (the “Warrants”), (vii) purchase contracts (the “Purchase Contracts”) requiring the holders thereof to purchase or sell (A) the Company’s securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies or composite currencies or (C) commodities, (viii) units (the “Units”) consisting of Debt Securities, First Mortgage Bonds, Warrants, Purchase Contracts, Preferred Stock, Preference Stock, Common Stock or any combination of the foregoing, (ix) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors and (ix) guarantees (the “Additional Guarantees”) of Warrants, Purchase Contracts and Units or any combination of the foregoing by the Guarantors. The Debt Securities, First Mortgage Bonds, Preferred Stock, Preference Stock, Common Stock, Warrants, Purchase Contracts, Units, Guarantees and Additional Guarantees are herein collectively referred to as the “Securities”. The Debt Securities, the Preferred Stock and Preference Stock may be convertible and/or exchangeable for Securities or other securities or rights. The senior Debt Securities are to be issued pursuant to an Indenture dated August 1, 1998 (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, substantially in the form incorporated as an exhibit to the Registration Statement. The subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Trust Company, N.A., as Trustee, substantially in the form incorporated as an exhibit to the Registration Statement. The First Mortgage Bonds are to be issued under and secured by the Mortgage and Deed of Trust, dated July 1, 1939, between us and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee, as supplemented and amended by supplemental indentures (the “Mortgage”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to individually as an “Indenture” and collectively as the “Indentures”. The Company may offer Depositary Shares (the “Depositary Shares”) representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

On the basis of the foregoing, we are of the opinion that:

1. When the Indentures have been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general equity principles).

2. When the Indentures have been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors, the specific terms of a particular Debt Security have been authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, the Guarantees relating to such Debt Security will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar law affecting creditors’ rights generally from time to time in effect and to general equity principles).

3. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement, and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general equity principles).

4. When the Guarantee Agreement to be entered into in connection with the issuance of any Additional Guarantees has been duly authorized, executed and delivered by the Guarantee Trustee and the Guarantors, the Additional Guarantees have been duly authorized and established in accordance with the Guarantee Agreement, and such Additional Guarantees have been duly authorized, executed, issued and delivered in accordance with the Guarantee Agreement and the applicable underwriting or other agreement, such Additional Guarantees will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general equity principles).

5. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered, the Units have been duly authorized and established in accordance with the Unit Agreement, and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general equity principles).

6. When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered, the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement, and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement, such Purchase Contracts will constitute valid and binding obligations of the company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general equity principles).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors or, in the case of a limited liability company, the managing member shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been deemed or declared effective and such effectiveness shall not have been terminated or rescinded and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Guarantors with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell

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